UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2013

NORTHEAST COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51852	06-178-6701
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Hamilton Avenue, White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

(914) 684-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2013, Northeast Community Bancorp, Inc. (the “Company”), the holding company for Northeast Community Bank (the “Bank”), appointed Jose M. Collazo as President and Chief Operating Officer of the Company and the Bank. Mr. Collazo succeeds Kenneth A. Martinek as President. Mr. Martinek will remain Chairman and Chief Executive Officer of the Company and the Bank. The Company and Bank have reallocated these executive responsibilities to allow Mr. Martinek to continue to focus his efforts on the Bank's strategic direction and governance and the improvement of the loan portfolio.

Mr. Collazo joined the Bank in January 1986 and served as Senior Vice President and Chief Information Officer from 2002 to March 2012. Mr. Collazo has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since April 2012. Mr. Collazo is 47 years old.

A copy of the Company’s press release dated January 4, 2013 is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Number	Description

	99.1	Press Release dated January 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Northeast Community Bancorp, Inc.

Date: January 4, 2013	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chairman, President and
Chief Executive Officer